EXHIBIT 99.1

BK Technologies Announces Third Quarter 2024 Results

Achieves Third Quarter GAAP EPS of $0.63

Raises Full Year Earnings Guidance Target

WEST MELBOURNE, FL November 14, 2024 / BK Technologies Corporation (NYSE American: BKTI) (the “Company,” “BK Technologies”) today announced financial and operating results for the third quarter and nine months ended September 30, 2024. The Company will host a conference call today, November 14, 2024, at 9:00 a.m. Eastern Time.

Third Quarter 2024 Financial and Operational Update

•	Revenue of $20.2 million was consistent with revenue in the third quarter of 2023.
•	Gross margin of 38.8% improved as compared to gross margin of 31.9% in the same period last year and improved sequentially as compared to gross margin of 37.3% in the second quarter of 2024.
•	Company achieved GAAP earnings $0.67 per basic and $0.63 per diluted share; non-GAAP adjusted earnings[1] of $0.75 per basic and $0.71 per diluted share.
•	Order backlog was $27.0 million at September 30, 2024, compared to $21.8 million at September 30, 2023 and to $26.9 million at June 30, 2024. The Company anticipates that the majority of this backlog will be delivered over the next two quarters.
•	Raises full year 2024 GAAP earnings target to exceed $1.65 per share from previous target of $1.50 per share and increases target full year non-GAAP earnings per share[1] to $1.92 per share from previous target of $1.77 per share.

John Suzuki, CEO of BK Technologies commented, “As we move into the final quarter of 2024, our performance to date has been largely in line with the expectations we outlined at the start of the year, specifically as related to the strategic outsourcing of our manufacturing operations, our focus on cost containment and the ongoing shift in our revenue mix, which are driving significant improvements in gross margin performance and profitability.

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1 Represents a non-GAAP financial measure. Refer to the section entitled “Use of Non-GAAP Financial Measures” and Reconciliation to GAAP later in this press release.

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“We continue to see strong demand and order activity for our BKR 5000 and our new BKR 9000 multiband radio, as reflected in our backlog of $27 million at the close of the quarter. Of note, we recently announced a purchase order valued at $3.3 million from the Florida Forest Service for the BKR 9000 multiband radio. We’re pleased to continue our support of this long-term customer as they plan to deploy our latest portable radio technology.

“During the third quarter, our outsourcing program with East West Manufacturing was completed. With this transition, we are already seeing the lower production expenses favorably impact our gross margin performance and we expect to see continued margin improvement moving forward as we fully realize the benefits of the East West partnership.”

Mr. Suzuki concluded, “We have made solid progress throughout 2024 supporting existing and new customers with our essential portable communications technology.  With our visibility today, we now expect full year 2024 GAAP earnings per share to exceed $1.65 per share, an increase from our previous target of $1.50 per share. Likewise, we now expect non-GAAP EPS to exceed $1.921 per share, up from our previous target of $1.77 per share, with full year 2024 revenues consistent with full year 2023. As we move through the close of this year, we remain focused on accelerating the BKR 9000 adoption rate, winning new customers and growing our market share.”

Third Quarter 2024 Financial Review

Revenue of $20.2 million was consistent with revenue in the third quarter of 2023.

Gross margin of 38.8% improved as compared to gross margin of 31.9% in the same period last year and improved sequentially as compared to gross margin of 37.3% in the second quarter of 2024.

Selling, General & Administrative expenses totaled $5.2 million, compared with $5.8 million for the third quarter of last year.

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1 Represents a non-GAAP financial measure. Refer to the section entitled “Use of Non-GAAP Financial Measures” and Reconciliation to GAAP later in this press release.

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Operating income totaled $2.6 million compared with operating income of $594,000 for the third quarter of last year.

BK Technologies recorded net income of $2.4 million or $0.67 per basic and $0.63 per diluted share, compared with net income of $90,000 or $0.03 per basic and diluted share, for the third quarter of last year. The Company reported non-GAAP adjusted earnings1 of $2.7 million or $0.75 per basic and $0.71 per diluted share compared to non-GAAP adjusted earnings of $1.1 million or $0.33 per basic and $0.32 per diluted share for the third quarter of 2023.

Non-GAAP adjusted EBITDA1 for the third quarter of 2024 was $3.1 million, compared with non-GAAP adjusted EBITDA1 of $662,000 in the third quarter of 2023.

Working capital totaled approximately $22.7 million at September 30, 2024, of which $13.5 million was comprised of cash, cash equivalents and trade receivables. This compares with the working capital at December 31, 2023 of approximately $16.8 million, of which $11.4 million was comprised of cash, cash equivalents and trade receivables.

First Nine Months 2024 Financial Review

Revenue increased to $58.7 million, compared with $57.8 million in the first nine months of 2023. Gross profit margin was 36.9% compared to 28.6% for the first nine months of last year, reflecting the favorable impact of production cost reduction initiatives implemented throughout 2023 and 2024.

Selling, General & Administrative expenses decreased to $16.1 million, compared with $17.7 million in the first nine months of last year.

Operating income totaled $5.6 million compared with operating loss of ($1.2) million in the first nine months of last year.

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1 Represents a non-GAAP financial measure. Refer to the section entitled “Use of Non-GAAP Financial Measures” and Reconciliation to GAAP later in this press release.

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BK Technologies recorded net income of $4.7 million or $1.33 per basic and $1.30 per diluted share, compared with a net loss of ($2.5) million or ($0.74) per basic and diluted share, for the first nine months of last year. In the first nine months of 2024, the Company recognized a realized loss of ($91,000) on its investment in FG Holdings, LLC, compared to an unrealized loss on investments of ($831,000) in the first nine months of 2023.  BK Technologies fully exited its investment position in FG Holdings, LLC in late January 2024.

The Company reported non-GAAP adjusted earnings1 of $5.6 million or $1.60 per basic and $1.56 per diluted share in the first nine months of 2024 compared to non-GAAP adjusted net loss1 of ($0.7 million) or ($0.21) per basic and diluted share for the first nine months of 2023.

Non-GAAP adjusted EBITDA1 for the first nine months of 2024 was $6.9 million, compared with non-GAAP adjusted EBITDA1 loss of ($821,000) in the first nine months of 2023.

Conference Call and Webcast

BK Technologies will host a conference call and webcast for investors today, November 14, 2024, at 9:00 a.m. Eastern Time.

Shareholders and interested parties may participate in the conference call by dialing (888) 506-0062 and international participants should dial (973) 528-0011 and use access code: 682603. The call and the accompanying slide deck will also be webcast at:

https://www.webcaster4.com/Webcast/Page/2208/51468

The conference call and slide deck may also be accessed via the Events page of the Company’s website at www.bktechnologies.com. Please allow extra time prior to the call to visit the site.

An online archive of the webcast will be available on the Company’s website for thirty (30) days following the call at www.bktechnologies.com. A replay of the conference call will be available one hour after completion of the call until November 21, 2024, by dialing (877) 481-4010 and international participants should dial (919) 882-2331. All callers must use passcode 51468 to access the replay.

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1 Represents a non-GAAP financial measure. Refer to the section entitled “Use of Non-GAAP Financial Measures” and Reconciliation to GAAP later in this press release.

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Use of Non-GAAP Measures

BK Technologies prepares its consolidated financial statements in accordance with United States generally accepted accounting principles (“GAAP”). In addition to disclosing financial results prepared in accordance with GAAP, the Company discloses non-GAAP financial measures. Management believes the non-GAAP financial measures discussed in this release are important to the reader of the Consolidated Financial Statements. The Company has provided the non-GAAP financial information presented in the press release, which is not calculated or presented in accordance with GAAP, as information supplemental and in addition to the financial measures presented in the press release that are calculated and presented in accordance with GAAP. Such non-GAAP financial measures should not be considered superior to, as a substitute for or alternative to, and should be considered in conjunction with the GAAP financial measures presented in the press release. The non-GAAP financial measures in the press release may differ from similar measures used by other companies.

Adjusted Earnings Before Interest Taxes Depreciation and Amortization (Adjusted EBITDA). Adjusted EBITDA is considered a non-GAAP financial measure under the SEC’s rules because it excludes certain amounts included in net income provided in the statement of operations attributable to the Company calculated in accordance with GAAP, the most directly comparable financial measure calculated in accordance with GAAP.  Management believes Adjusted EBITDA can help the investors better understand operational factors associated with the Company’s financial performance because it excludes the following from consideration: interest, taxes, depreciation and amortization, and infrequent or unusual losses or gains (i.e., non-recurring and incremental restructuring charges that are not expected to be routinely incurred year over year because of the Company’s strategy and operating experience). See Reconciliation to GAAP below for calculation methodology and details regarding Adjusted EBITDA.

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Adjusted earnings per share (Adjusted EPS). Adjusted EPS is considered a non-GAAP financial measure under the SEC’s rules because it excludes certain amounts included in the basic and diluted earnings per share attributable to the Company calculated in accordance with GAAP EPS, the most directly comparable financial measure calculated in accordance with GAAP.  Adjusted EPS is a non-GAAP financial measure that adjusts GAAP EPS for expense items that are typically strategic in nature or that management otherwise does not view as reflecting the operating performance of the company. Management believes Adjusted EPS can help the reader better understand the operating performance of the core businesses and their ability to generate earnings. The Company has non-cash charges for Stock based compensation and changes in investment value that do not reflect the operating performance of the LMR and SaaS businesses. The Company has also entered a master Service Agreement with EastWest Manufacturing, LLC for the manufacture of LMR radio products and accessories that will result in one-time adjustments related to the transition of production operations during the fiscal year 2024.  Management believes that these one-time charges do not reflect the operational profitability of the business for 2024 compared to prior periods.  See Reconciliation to GAAP below for calculation methodology and details regarding Adjusted EPS.

About BK Technologies

BK Technologies Corporation, through its operating subsidiaries, manufactures high-specification, communications equipment of unsurpassed reliability and value for use by public safety professionals and government agencies. BK Technologies’ SaaS business focuses on new, innovative public safety smartphone services that will make the first responders safer or more productive.   BK Technologies is honored to serve these heroes when every moment counts. The Company’s common stock trades on the NYSE American market under the symbol “BKTI”. Maintaining its headquarters in West Melbourne, Florida, BK Technologies can be contacted through its web site at www.bktechnologies.com or directly at 1-800-821-2900.

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Forward-Looking Statements

This press release contains statements about future events and expectations which are “forward-looking statements” within the meaning of Sections 27A of the Securities Act of 1933, as amended, and 21E of the Exchange Act. These forward-looking statements concern the Company’s operations, economic performance, and financial condition, including, but not limited to the Company’s long-term strategic plan, and are based largely on the Company’s beliefs and expectations. These statements involve known and unknown risks, uncertainties, and other factors that may cause the actual results, performance, or achievements of the Company, or industry results, to be materially different from any future results, performance, or achievements expressed or implied by such forward-looking statements. Such factors and risks include, among others, the following: changes or advances in technology; SaaS and Radio business lines and the products offered thereunder; disruption in the global supply chain creating delays, unavailability and adverse conditions; successful introduction of new products and technologies, including our ability to successfully develop and sell our anticipated SaaS products, and our new multiband radio product and other related products in the planned new BKR Series product line; competition in the land mobile radio industry; general economic and business conditions, including higher inflation and its impacts, federal, state and local government budget deficits and spending limitations; the availability, terms and deployment of capital;impact of geopolitical instability, including as a result of the military conflicts between Russia and Ukraine, and in the Middle East; the duration and impact of the COVID-19 pandemic;  reliance on contract manufacturers and suppliers; risks associated with fixed-price contracts; heavy reliance on sales to agencies of the U.S. Government and our ability to comply with the requirements of contracts, laws and regulations related to such sales; allocations by government agencies among multiple approved suppliers under existing agreements; our ability to comply with U.S. tax laws and utilize deferred tax assets; our ability to attract and retain executive officers, skilled workers and key personnel; our ability to manage our growth; our ability to identify potential candidates for, and to consummate, acquisition, disposition or investment transactions, and risks incumbent to being a noncontrolling interest stockholder in a corporation; impact of our capital allocation strategy; risks related to maintaining our brand and reputation; impact of government regulation; impact of rising health care costs; our business with manufacturers located in other countries, including changes in the U.S. Government and foreign governments’ trade and tariff policies; our inventory and debt levels; protection of our intellectual property rights; fluctuation in our operating results and stock price; acts of war or terrorism, natural disasters and other catastrophic events; any infringement claims; data security breaches, cyber-attacks and other factors impacting our technology systems; availability of adequate insurance coverage; maintenance of our NYSE American listing; risks related to being a holding company; and the effect on our stock price and ability to raise equity capital of future sales of shares of our common stock. Certain of these factors and risks, as well as other risks and uncertainties, are stated in more detail in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2023, and in the Company’s subsequent filings with the SEC. These forward-looking statements are made as of the date of this press release, and the Company assumes no obligation to update the forward-looking statements or to update the reasons why actual results could differ from those projected in the forward-looking statement.

This press release and related communications contain specifically identified non-GAAP financial measures, which supplement the results that are reported according to generally accepted accounting principles (“GAAP”). These non-GAAP financial measures may be useful to investors but should not be viewed in isolation from, or as a substitute for, GAAP results. Differences between non-GAAP financial measures and comparable GAAP financial measures are reconciled in the release.

Company Contact: IMS Investor Relations

John Nesbett/Jennifer Belodeau

bktechnologies@imsinvestorrelations.com

(203) 972-9200

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(Financial Tables to Follow)

BK TECHNOLOGIES CORPORATION

Condensed Consolidated Statements of Operations

(In thousands, except per share data) (Unaudited)

	Three Months Ended		Nine Months Ended
	9/30/24	9/30/23	9/30/24	9/30/23

Sales, net	$20,179	$20,069	$58,664	$57,786

Expenses
Cost of products	12,343	13,663	36,993	41,282
Selling, general and administrative	5,225	5,812	16,052	17,681
Total operating expenses	17,568	19,475	53,045	58,963

Operating income (loss)	2,611	594	5,619	(1,177)

Other (expense) income:
Net Interest expense	(1)	(131)	(281)	(429)
Gain on disposal of property, plant and equipment	-	-	2	-
Loss on investments	-	(342)	(91)	(831)
Other expense	(6)	(31)	(59)	(83)

Income (loss) before income taxes	2,604	90	5,190	(2,520)

Provision for income tax (expense)	(247)	-	(488)	-

Net income (loss)	$2,357	$90	$4,702	$(2,520)

Net income (loss) per share - basic	$0.67	$0.03	$1.33	$(0.74)
Net income (loss) per share - diluted	$0.63	$0.03	$1.30	$(0.74)

Weighted average common shares outstanding, basic	3,539,841	3,411,813	3,536,100	3,404,395
Weighted average common shares outstanding, diluted	3,751,073	3,445,022	3,623,241	3,404,395

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BK TECHNOLOGIES CORPORATION

Condensed Consolidated Balance Sheets

(In thousands, except share data) (Unaudited)

	September 30,	December 31,
	2024	2023

ASSETS
Current assets:
Cash and cash equivalents	$4,173	$3,456
Trade accounts receivable, net	9,345	7,902
Inventories, net	18,674	23,952
Prepaid expenses and other current assets	2,724	1,892
Total current assets	34,916	37,202

Property, plant and equipment, net	4,988	5,366
Operating lease right-of-use (ROU) asset	1,246	1,560
Investments	-	742
Capitalized product development cost	751	-
Deferred tax assets, net	4,116	4,116
Other assets	387	422

Total assets	$46,404	$49,408

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Accounts payable	$5,891	$9,822
Accrued compensation and related taxes	2,084	1,302
Accrued warranty expense	906	722
Accrued other expenses and other current liabilities	1,128	363
Short term operating lease liabilities	561	525
Credit facility	-	6,476
Notes payable-current portion	-	71
Deferred revenue	1,605	1,137
Total current liabilities	12,175	20,418

Long-term operating lease liabilities	861	1,260
Deferred revenue	7,381	6,419
Total liabilities	20,417	28,097

Commitments and contingencies

Stockholders' equity:
Preferred stock; $1.00 par value; 1,000,000 authorized shares; none issued or outstanding	-	-
Common stock; $0.60 par value; 10,000,000 authorized shares; 3,905,143 and 3,867,082 issued, and 3,563,063 and 3,577,002 outstanding shares at September 30, 2024 and December 31, 2023, respectively	2,343	2,320
Additional paid-in capital	49,204	48,602
Accumulated deficit	(19,507)	(24,209)
Treasury Stock, at cost, 352,080 shares at September 30, 2024 and 290,080 at December 31, 2023	(6,053)	(5,402)

Total stockholders' equity	25,987	21,311

Total liabilities and stockholders' equity	$46,404	$49,408

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BK TECHNOLOGIES CORPORATION

Reconciliation of Non-GAAP Financial Measures

(In thousands, except per share data) (Unaudited)

	Three Months Ended		Nine Months Ended

Non-GAAP Adjusted EBITDA	9/30/24	9/30/23	9/30/24	9/30/23

Net Income (Loss)	$2,357	$90	$4,702	$(2,520)

Adjustments to reconcile net income/(loss) to EBITDA
Interest expense, net	1	131	281	429
Income tax provision	247	-	488	-
Depreciation and amortization	429	441	1,251	1,218
EBITDA	3,034	662	6,722	(873)
Severance	75	-	227	52
Inventory write-off - New Product Introduction	-	-	-	-
Adjusted EBITDA	$3,109	$662	$6,949	$(821)

Adjustments to reconcile net income (loss) to Adjusted EPS (non-GAAP)

Net Income (Loss)	$2,357	$90	$4,702	$(2,520)

Net realized and unrealized loss on investments	-	342	91	831
Stock-based compensation expense	224	685	625	936
Severance	75	-	227	52
Inventory write-off - New Product Introduction	-	-	-	-
Adjusted Earnings (Loss) (Non-GAAP)	$2,656	$1,117	$5,645	$(701)

Adjusted earnings (loss) per share - basic	$0.75	$0.33	$1.60	$(0.21)
Adjusted earnings (loss) per share - diluted	$0.71	$0.32	$1.56	$(0.21)

Weighted average common shares outstanding, basic	3,539,841	3,411,813	3,536,100	3,404,395
Weighted average common shares outstanding, diluted	3,751,073	3,445,022	3,623,241	3,404,395

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